Exhibit 10.12

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of May 5, 2020, by and between HCP LIFE SCIENCE REIT, INC., a Maryland corporation (“Landlord”), and NKARTA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Lease dated May 29, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 24, 2019 (the “First Amendment” and together with the Original Lease, the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises containing approximately 20,935 rentable square feet (collectively, the “Existing Premises”) consisting of that certain space containing 7,163 rentable square feet commonly known as Suite 102 on the first (1st) floor of the building located at 6000 Shoreline Court, South San Francisco, California (“Building”), and that certain space approximately 13,772 rentable square feet of space commonly known as Suite 204 on the second (2nd) floor of the Building.

B. Landlord and Tenant desire (i) to extend the Lease Term of the Lease, (ii) to expand the Existing Premises to include that certain space consisting of approximately 7,534 rentable square feet of space in Suite 325 on the third (3rd) floor of the Building (the “Second Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2. Modification of Premises. Effective as of the date (the “Second Expansion Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Second Expansion Premises, and (ii) the date upon which the Second Expansion Premises are “Ready for Occupancy” (as that term is defined in the Tenant Work Letter), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Second Expansion Premises. Consequently, effective upon the Second Expansion Commencement Date, the Existing Premises shall be increased to include the Second Expansion Premises. The addition of the Second Expansion Premises to the Existing Premises shall, effective as of the Second Expansion Commencement Date, increase the size of the Premises to approximately 28,469 rentable square feet. The Existing Premises and the Second Expansion Premises may hereinafter collectively be referred to as the “Premises”.

HCP LIFE SCIENCE REIT, INC.
[Second Amendment]
[Nkarta, Inc.]

3. Lease Term; Option Term.

3.1. Second Expansion Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on April 30, 2026, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the Lease Term with respect to the entire Premises is hereby extended for a period of approximately ninety-six (96) months, commencing on the Second Expansion Commencement Date and expiring on the last day of the ninety-sixth (96th) “Second Expansion Month”, as that term is defined below (the “Second Expansion Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on the Second Expansion Commencement Date and terminating on the Second Expansion Expiration Date, shall be referred to herein as the “Second Expansion Term.” For purposes of the Second Expansion Term, the term “Second Expansion Month” shall mean each succeeding calendar month during the Second Expansion Term; provided that the first Second Expansion Month shall commence on the Second Expansion Commencement Date and the last Second Expansion Month shall end on the day immediately preceding the ninety- six (96) month anniversary following the Second Expansion Commencement Date or if the Second Expansion Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the ninety-six (96) month anniversary occurs.

3.2. Option Term. The terms of Section 2.2 of the Lease (as modified by Section 3.2 of the First Amendment) shall continue to apply to the entire Premises, as expanded by the Second Expansion Premises, provided that all references in such Section 2.2 to (a) the “initial Lease Term” shall be deemed to refer to the end of the Second Expansion Term, (b) and “Lease Term” shall be deemed to refer to the Second Expansion Term, and (c) Tenant hereby acknowledges that such right shall apply to the entire Premises only (i.e., the Existing Premises together with the Second Expansion Premises) and not a portion thereof.

4. Base Rent.

4.1. Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to May 1, 2026, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Commencing on May 1, 2026, continuing throughout the Second Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows and otherwise in accordance with the terms of the Lease:

HCP LIFE SCIENCE REIT, INC.
-2-	[Second Amendment]
[Nkarta, Inc.]

Period During Second Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
May 1, 2026 - April 30, 2027	$1,700,712.16	$141,726.01	$6.77
May 1, 2027 - April 30, 2028	$1,760,237.08	$146,686.42	$7.01
May 1, 2028 - Second Expansion Expiration Date	$1,821,845.38	$151,820.45	$7.25

4.2. Second Expansion Premises. Commencing on the Second Expansion Commencement Date and continuing throughout the Second Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Second Expansion Premises as follows, and otherwise in accordance with the terms of the Lease:

Second Expansion Months	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
Second Expansion Months 1 - 3	$0	$0	N/A
Second Expansion Months 4 - 12	$515,325.60	$42,943.80	$5.70
Second Expansion Months 13 - 24	$533,362.00	$44,446.83	$5.90
Second Expansion Months 25 - 36	$552,029.67	$46,002.47	$6.11
Second Expansion Months 37 - 48	$571,350.70	$47,612.56	$6.32
Second Expansion Months 49 - 60	$591,347.98	$49,279.00	$6.54
Second Expansion Months 61 - 72	$612,045.16	$51,003.76	$6.77
Second Expansion Months 73 - 84	$633,466.74	$52,788.89	$7.01
Second Expansion Month 85 - Second Expansion Expiration Date	$655,638.07	$54,636.51	$7.25

HCP LIFE SCIENCE REIT, INC.
-3-	[Second Amendment]
[Nkarta, Inc.]

On or before the Second Expansion Commencement Date, Tenant shall pay to Landlord the Base Rent payable for the Second Expansion Premises for the first full month of the Second Expansion Term.

5. Tenant’s Share of Direct Expenses. Prior to and continuing throughout the Second Expansion Term, Tenant shall pay Tenant’s Share of all Direct Expenses which arise or accrue with respect to the Existing Premises during such period in accordance with the terms of the Lease. Commencing on the Second Expansion Commencement Date and continuing through and including the Second Expansion Expiration Date, Tenant shall pay Tenant’s share of all Direct Expenses which arise or accrue with respect to the Second Expansion Premises during such period in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses effective as of the Second Expansion Commencement Date, Tenant’s Share with respect to all of the Premises shall equal 20.9%.

6. Improvements. Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Second Expansion Premises, and Tenant shall accept the Second Expansion Premises in its presently existing, “as-is” condition, provided that Landlord shall deliver the Second Expansion Premises to Tenant fully decommissioned in good, vacant, broom clean condition, and otherwise in the same condition as of the date of this Second Amendment, in compliance with all Applicable Laws, with the roof water-tight and shall cause the plumbing, electrical systems, fire sprinkler system, lighting, emergency generators, and all other Building systems serving the Second Expansion Premises to be in good operating condition and repair on or before the Second Expansion Commencement Date. Additionally, Tenant acknowledges that it shall continue to accept the Existing Premises in its presently existing “as-is” condition, and Landlord shall not be obligated to provide or pay for any improvement work related to the improvement of the Existing Premises. Tenant also acknowledges that, except as expressly set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Existing Premises, the Second Expansion Premises, or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business in the Existing Premises or the Second Expansion Premises.

7. Warranty. Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the HVAC systems, plumbing, electrical systems, fire sprinkler system, lighting, and all other Building systems serving the Second Expansion Premises during the first twelve (12) Second Expansion Months (“Warranty Period”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant

HCP LIFE SCIENCE REIT, INC.
-4-	[Second Amendment]
[Nkarta, Inc.]

(collectively, “Tenant Damage”), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant (but excluding the Tenant Improvements). Landlord shall coordinate any such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant’s use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 7 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.

8. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than CBRE, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

9. Parking. Effective as of the Second Expansion Commencement Date and continuing throughout the Second Expansion Term, Tenant shall be entitled to rent up to twenty- two (22) unreserved parking passes (i.e., three (3) unreserved parking passes per 1,000 rentable square feet of the Second Expansion Premises) in connection with Tenant’s lease of the Second Expansion Premises (the “Second Expansion Parking Passes”), subject to and in accordance with the terms of the Lease.

10. Emergency Generator. Landlord and Tenant hereby acknowledge that Tenant shall have the right to increase its use of the Emergency Generator in the Premises, as expanded by the Second Expansion Premises, subject to and in accordance with Section 6.5 of the Lease.

11. Increase in L-C Amount. The “L-C”, as that term is defined in Section 21.1 of the Lease, currently held by Landlord is in the amount of $268,534.60. In connection with this Second Amendment, Landlord and Tenant herby agree that the L-C Amount shall be increased by an amount equal to $144,379.32. As of the date of this Second Amendment, the L-C Amount shall be equal to a new total amount of $412,913.92 (the “New L-C Amount”). Accordingly, concurrently with Tenant’s execution and delivery of this Second Amendment to Landlord, Tenant shall provide Landlord with an amendment to the L-C (in form and content reasonably acceptable to Landlord) in order that the L-C, as amended, is in the New L-C Amount.

12. Building Top Signage. Following the Second Expansion Commencement Date, subject to the terms of this Section 12. Tenant’s Signage may, at the option of Tenant, be expanded to include one (1) non-exclusive, exterior Building top sign on the South facing elevation of the Building reasonably approved by Landlord, and subject to approval of the applicable governmental authority (such sign, the “Building Top Signage”). With respect to the Building Top Signage, Tenant must exercise its right to such Building Top Signage by delivering written notice (the “Building Top Signage Notice”) to Landlord prior to July 31, 2024 (the “Building Top Signage Expiration Date”), and in the event Tenant does not deliver such Building Top Signage Notice

HCP LIFE SCIENCE REIT, INC.
-5-	[Second Amendment]
[Nkarta, Inc.]

prior to the Building Top Signage Expiration Date, then Tenant shall forfeit all rights to the Building Top Signage. Notwithstanding the foregoing, if at any time prior to the Building Top Signage Expiration Date, exterior Building top signage space becomes available on the West facing elevation of the Building, Tenant may, at the option of Tenant, elect to install the Building Top Signage on the West facing elevation of the Building (instead of the South facing elevation of the Building) by timely delivery of the Building Top Signage Notice, or, if applicable, relocate the Building Top Signage from the South facing elevation of the Building to the West facing elevation of the Building upon written notice to Landlord prior to the Building Top Signage Expiration Date. Landlord shall endeavor to provide written notice with respect to the availability of any space on the West facing elevation of the Building prior to the Building Top Signage Expiration Date, and Landlord shall respond to written inquiries from Tenant with respect to any availability of such space on the West facing elevation of the Building prior to the Building Top Signage Expiration Date. Landlord and Tenant hereby acknowledge and agree that notwithstanding any provision to the contrary contained herein, Tenant shall have no express right to install Building Top Signage after the Building Top Signage Expiration Date or relocate any previously installed Building Top Signage to the West facing elevation of the Building following the Building Top Signage Expiration Date. If installed, even if relocated, such Building Top Signage shall be subject to all of the terms and conditions set forth in Section 23.1 of the Original Lease which is applicable to Tenant’s Signage (including, without limitation, that such Building Top Signage is in keeping with the quality, design and style of the Building and Project) Tenant hereby acknowledges that, notwithstanding any approval by Landlord of the Building Top Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for the Building Top Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Building Top Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of the Lease shall be unaffected.

13. Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Second Expansion Premises have not undergone inspection by a Certified Access Specialist (CASp).

14. No Further Modification; Conflict. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply with respect to the Second Expansion Premises and shall remain unmodified and in full force and effect. In the event of a conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall prevail.

15. No Deed of Trust. Landlord hereby represents and warrants to Tenant that the Project is not currently subject to any ground lease, or to the lien of any mortgage or deed of trust.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

HCP LIFE SCIENCE REIT, INC.
-6-	[Second Amendment]
[Nkarta, Inc.]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”		”TENANT”

HCP LIFE SCIENCE REIT, INC., a Maryland corporation		NKARTA, INC., a Delaware corporation

By:	/s/ Scott Bohn	By:	/s/ Paul Hastings
	Name: Scott Bohn		Name: Paul Hastings
	Its: Senior Vice President		Date: CEO

By:
Name:
Date:

HCP LIFE SCIENCE REIT, INC.
-7-	[Second Amendment]
[Nkarta, Inc.]

EXHIBIT A

OUTLINE OF SECOND EXPANSION PREMISES

[***]

EXHIBIT A	HCP LIFE SCIENCE REIT, INC.
-1-	[Second Amendment]
[Nkarta, Inc.]

EXHIBIT B

TENANT WORK LETTER

[***]

EXHIBIT B	HCP LIFE SCIENCE REIT, INC.
-1-	[Second Amendment]
[Nkarta, Inc.]

SCHEDULE 1

LANDLORD’S PRELIMINARY PLAN

[***]

SCHEDULE 1	HCP LIFE SCIENCE REIT, INC.
-1-	[Second Amendment]
[Nkarta, Inc.]